UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SNAP-ON INCORPORATED

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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ADDITIONAL INFORMATION REGARDING SNAP-ON INCORPORATED’S 2020 ANNUAL MEETING OF SHAREHOLDERS ON APRIL 23, 2020

The following notice, dated April 6, 2020 (the “Supplement”), regarding change of location and time of Snap-on Incorporated’s (the “Company”) 2020 Annual Meeting of Shareholders to be held on Thursday, April 23, 2020 (the “Annual Meeting”), is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting, and supplements and should be read in conjunction with the Company’s proxy statement, dated March 11, 2020. The Supplement is being made available to the Company’s shareholders on or about April 6, 2020.

2801 80th Street

Kenosha, Wisconsin 53143

Notice regarding change of location and time of

the 2020 Annual Meeting of Shareholders

April 6, 2020

Dear Shareholder:

Due to the public health impact of the coronavirus (COVID-19) and to support the health and well-being of its shareholders and other attendees, as well as their families and communities, Snap-on Incorporated will move in 2020 from the originally planned in-person Annual Meeting of Shareholders at the Company’s headquarters to a virtual meeting.

The Annual Meeting will continue to be held on Thursday, April 23, 2020, but will now occur at 11:30 a.m. Central Time in a virtual meeting format only, via live webcast. Individuals will not be able to attend the Annual Meeting in person. Shareholders as of the close of business on February 24, 2020, the record date for the Annual Meeting, with a control number will have the opportunity to participate in the vote during the virtual annual meeting.

The Annual Meeting can be accessed directly at www.meetingcenter.io/216067983 or on the Company’s website at www.snapon.com/EN/Investors/Investor-Events. To login to the Annual Meeting as a shareholder, individuals must enter the control number printed on the proxy card that accompanied the proxy materials sent to the shareholder. The password for the meeting is SNA2020. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and time of the Annual Meeting, and may continue to be used.

If your shares of the Company’s common stock are held through an intermediary, such as a bank or broker, advance registration is required if you intend to vote during the virtual meeting. To register, please submit proof of proxy power (legal proxy) related to shares of the Company’s common stock, such as an e-mail from a broker or an image of the legal proxy, along with the shareholder’s name and email address, to Computershare at legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m. Central Time, on April 21, 2020.

Individuals interested in attending the virtual meeting that do not have a control number or are not a shareholder, may attend as a guest but will not have the option to participate in the vote.

The Company recommends that shareholders vote in advance of the Annual Meeting by voting either through the internet, by telephone, or by returning a completed proxy card.

As a reminder, this year’s meeting is being held for the following purposes:

1.	to elect 10 directors to each serve a one-year term ending at the 2021 Annual Meeting;

2.	to ratify the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2020;

3.

to hold an advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation Information” in the Proxy Statement; and

4.	to transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Due to the change in format, only the formal business listed above will be conducted at the Annual Meeting.

The Company anticipates holding its 2021 Annual Meeting of Shareholders in person.

If you have any questions or comments, please direct them to Snap-on Incorporated, Investor Relations, 2801 80th Street, Kenosha, Wisconsin 53143, or e-mail them to InvestorRelations@snapon.com.

We always appreciate your interest in Snap-on and thank you for your continued support.

Best regards,

Richard T. Miller

Vice President, General Counsel and Secretary